EXHIBIT 4.6

AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated for reference the 1st day of April, 1999

BETWEEN:

AUTUMN INDUSTRIES INC., a company duly incorporated under the laws of the Province of British Columbia and having its registered and records office at 1200-999 West Hastings Street, Vancouver, British Columbia, V6Z 1B4

(hereinafter referred to as the "Company")

OF THE FIRST PART

AND:

CORNERSTONE TRAINING STABLES INC., a company duly incorporated under the laws of the Province of British Columbia and having an address of 5670-264TH Street, Aldergrove, BC V4W 1P3

(hereinafter referred to as "Cornerstone")

OF THE SECOND PART

AND:

GERALD W. MAZZEI of 5670 - 264th Street, Aldergrove, BC V4W 1P3

(hereinafter referred to as "Mazzei")

OF THE THIRD PART

WHEREAS:
  Cornerstone has been providing management services to the Company since January 1, 1999 and the parties hereto wish to formalize the terms of this engagement.
  The parties now wish to amend the agreement on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto have agreed to the following amendments:

  This Agreement dated for reference the 1st day of April, 1999 will now read:

  BETWEEN:

  AUTUMN INDUSTRIES INC., a company duly incorporated under the laws of the Province of British Columbia and having its registered and records office at 1200-999 West Hastings Street, Vancouver, British Columbia, V6Z 1B4

  (hereinafter referred to as the "Company")

  OF THE FIRST PART

  AND:

  PACE MANAGEMENT INC., a company duly incorporated under the laws of the Province of British Columbia and having an address of 5670-264TH Street, Aldergrove, BC V4W 1P3

  (hereinafter referred to as "Pace")

  OF THE SECOND PART

  AND:

  GERALD W. MAZZEI of 5670 - 264th Street, Aldergrove, BC V4W 1P3

  (hereinafter referred to as "Mazzei")

  OF THE THIRD PART
  In all other respects, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.
THE CORPORATE SEAL OF AUTUMN INDUSTRIES INC. was hereunto affixed in the presence of :

"Dominic Colvin"
Authorized Signatory

"Byron P. Loewen"
Authorized Signatory

THE CORPORATE SEAL OF CORNERSTONE TRAINING STABLES INC.
"W Gerald Mazzei"
Authorized Signatory

SIGNED AND DELIVERED BY	"W. Gerald Mazzei"
W. GERALD MAZZEI in the presence of:	W. GERALD MAZZEI

"L.A. Couchman"
Name

Leigh-Ann Couchman C/o Goluboff Mazzei #201-585 16th Street West Vancouver, BC V7V 3R8
Address